                                 CLASS A WARRANT
                       TO PURCHASE SHARES OF COMMON STOCK
                                       OF
                           RECOM MANAGED SYSTEMS, INC.
                             A DELAWARE CORPORATION


         THIS WARRANT HAS BEEN, AND THE SHARES OF COMMON STOCK WHICH MAY BE PURCHASED PURSUANT TO THE EXERCISE OF THIS WARRANT (THE "WARRANT SHARES") WILL BE, ACQUIRED SOLELY FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF. NEITHER THIS WARRANT NOR THE WARRANT SHARES (TOGETHER, THE "SECURITIES") HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH DISPOSITION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MUST BE SURRENDERED TO THE CORPORATION OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE OR OTHER TRANSFER OF ANY INTEREST IN ANY OF THE SHARES REPRESENTED BY THIS WARRANT.


WARRANT NO.: WA-{{NOTE}}                                                {{DATE}}
                                                         LOS ANGELES, CALIFORNIA


         THIS CERTIFIES THAT, for value received, {{Holder}} (the "Holder") is entitled to subscribe for and purchasE from RECOM MANAGED SYSTEMS, INC., a Delaware corporation (the "Company"), {{Shares}} shares of the Company's CommoN Stock (as adjusted pursuant to Section 2 hereof) (the "Warrant Shares") at the purchase price of $_______ per share (as adjusted pursuant to Section 2 hereof) (the "Exercise Price"), upon the terms and subject to the conditions hereinafter set forth and in the Common Stock Purchase Agreement to which the Holder is a party:

         1.       EXERCISE OF WARRANT.

                  (A) CASH EXERCISE Except as provided herein, exercise of the purchase rights represented by this Warrant may be made at any time or times, on or before the close of business on May 14, 2004 ("Termination Date"), or such earlier date on which this Warrant may be terminated as provided in this Warrant, by surrender of this Warrant and delivery of a completed and duly executed Notice of Cash Exercise, in the form attached as EXHIBIT A hereto, accompanied by payment to the Company of an amount equal to the Exercise Price then in effect multiplied by the number of Warrant Shares to be purchased by the Holder in connection with such cash exercise of this Warrant, which amount may be paid, at the election of the Holder, by wire transfer, delivery of a check payable to the order of the Company, or any combination of the foregoing, to the principal offices of the Company. The exercise of this Warrant shall be deemed to have been effected on the day on which the Holder surrenders this Warrant to the Company and satisfies all of the requirements of this Section 1. Upon such exercise, the Holder will be deemed a shareholder of record of those Warrant Shares for which the Warrant has been exercised with all rights of a shareholder (including, without limitation, all voting rights with respect to such Warrant Shares and all rights to receive any dividends with respect to such Warrant Shares). If this Warrant is to be exercised in respect of less than all of the Warrant Shares covered hereby, the Holder shall be entitled to receive a new warrant covering the number of Warrant Shares in respect of which this Warrant shall not have been exercised and for which it remains subject to exercise. Such new warrant shall be in all other respects identical to this Warrant.

                  (B) ISSUANCE OF ADDITIONAL WARRANT Upon the exercise of this Warrant as above provided, and together with the delivery of the Warrant Shares, the Company shall issue to the Holder a like number of further warrants (the "CLASS B WARRANTS"), identical in form and content as this Warrant, save and except for the following:

                           (i) the  exercise  price  pursuant  to  such  Class B
                  Warrant shall be 200% of the Exercise Price contained above;

                           (ii) the Class B Warrant shall expire on November 15,
                  2004; and

                           (iii)  no  further   warrant  shall  be  issued  upon
                  exercise of such Class B Warrant.

                  (C) ADDITIONAL CONDITIONS TO EXERCISE OF WARRANT. Unless there is a registration statement declared or ordered effective by the Securities and Exchange Commission (the "Commission") under the Securities Act which includes the Warrant Shares to be issued upon the exercise of the rights represented by this Warrant, such rights may not be exercised unless and until:

                           (i) the Company  shall have  received  an  Investment
                  Representation Statement, in the form attached as EXHIBIT B hereto, certifying that, among other things, the Warrant Shares to be issued upon the exercise of the rights represented by this Warrant are being acquired for investment and not with a view to any sale or distribution thereof; and

                           (ii) each  certificate  evidencing the Warrant Shares
                  to be issued upon the exercise of the rights represented by this Warrant shall be stamped or imprinted with a legend substantially in the following form:

                           THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT FOR DISTRIBUTION, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT. COPIES OF THE AGREEMENTS COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY. THIS CERTIFICATE MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE OR OTHER TRANSFER OF ANY INTEREST IN ANY OF THE SHARES REPRESENTED BY THIS CERTIFICATE.

                           THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

                  (D) FRACTIONAL SHARES. Upon the exercise of the rights represented by this Warrant, the Company shall not be obligated to issue fractional shares of Common Stock, and in lieu thereof, the Company shall pay to the Holder an amount in cash equal to the Fair Market Value per share of Common Stock immediately prior to such exercise multiplied by such fraction (rounded to the nearest cent).

                  (E) RECORD OWNERSHIP OF WARRANT SHARES. The Warrant Shares shall be deemed to have been issued, and the person in whose name any certificate representing Warrant Shares shall be issuable upon the exercise of the rights represented by this Warrant (as indicated in the appropriate Notice of Exercise) shall be deemed to have become the holder of record of (and shall be treated for all purposes as the record holder of) the Warrant Shares represented thereby, immediately prior to the close of business on the date or dates upon which the rights represented by this Warrant are exercised in accordance with the terms hereof.

                  (F) STOCK CERTIFICATES. In the event of any exercise of the rights represented by this Warrant, certificates for the Warrant Shares so purchased pursuant hereto shall be delivered to the Holder promptly and, unless this Warrant has been fully exercised or has expired, a new Warrant representing the Warrant Shares with respect to which this Warrant shall not have been exercised shall also be issued to the Holder within such time.

                  (G) ISSUE TAXES. The issuance of certificates for shares of stock upon the exercise of the rights represented by this Warrant shall be made without charge to the Holder for any issuance tax in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder of the Warrant.

                  (H) STOCK FULLY PAID; RESERVATION OF SHARES. All Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant, upon issuance, will be duly and validly issued, will be fully paid and nonassessable, will not violate any preemptive rights or rights of first refusal, will be free from restrictions on transfer other than those imposed under applicable federal and state securities laws, will be issued in compliance with all applicable federal and state securities laws, and will have the rights, preferences and privileges described in the Company's Certificate of Incorporation, as amended; and the Warrant Shares will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the Holder through no action of the Company. During the period within which the rights represented by the Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the right represented by this Warrant.

         2.       ADJUSTMENT RIGHTS.

                  (A) RIGHT TO ADJUSTMENT. The number of Warrant Shares purchasable upon the exercise of the rights represented by this Warrant, and the Exercise Price therefor, shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

                           (I) MERGER. If at any time there shall be a merger or
                  consolidation of the Company with or into another corporation when the Company is not the surviving corporation, then, as a part of such merger or consolidation, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the aggregate Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such merger or consolidation, to which a holder of the stock deliverable upon exercise of this Warrant would have been entitled in such merger or consolidation if this Warrant had been exercised immediately before such merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the merger or consolidation.

                           (II) STOCK SPLITS, DIVIDENDS, COMBINATIONS AND CONSOLIDATIONS. In the event of a stock split, stock dividend or subdivision of or in respect of the outstanding shares of Common Stock, the number of Warrant Shares issuable upon the exercise of the rights represented by this Warrant immediately prior to such stock split, stock dividend or subdivision shall be proportionately increased and the Exercise Price then in effect shall be proportionately decreased, effective at the close of business on the date of such stock split, stock dividend or subdivision, as the case may be. In the event of a reverse stock split, consolidation, combination or other similar event of or in respect of the outstanding shares of Common Stock, the number of Warrant Shares issuable upon the exercise of the rights represented by this Warrant immediately prior to such reverse stock split, consolidation, combination or other similar event shall be proportionately decreased and the Exercise Price shall be proportionately increased, effective at the close of business on the date of such reverse stock split, consolidation, combination or other similar event, as the case may be.

                  (B) ADJUSTMENT NOTICES. Upon any adjustment of the Exercise Price, and any increase or decrease in the number of Warrant Shares subject to this Warrant, in accordance with this Section 2, the Company, within 30 days thereafter, shall give written notice thereof to the Holder at the address of such Holder as shown on the books of the Company, which notice shall state the Exercise Price as adjusted and, if applicable, the increased or decreased number of Warrant Shares subject to this Warrant, setting forth in reasonable detail the method of calculation of each such adjustment.

         3.       TRANSFER OF WARRANT.

                  (A) CONDITIONS. This Warrant and the rights represented hereby are not transferable, except in accordance with the conditions set forth in this Section 3; provided, however, that the Company shall waive the provisions of Section 3(b)(ii), below, and shall consent to the transfer of this Warrant, if the Holder of the Warrant would otherwise be permitted to transfer the Warrant Shares in accordance with the Common Stock Purchase Agreement. In order to effect any transfer of all or a portion of this Warrant, the Holder hereof shall deliver to the Company a completed and duly executed Notice of Transfer, in the form attached as EXHIBIT C hereto. Once the Warrant is exercised, the Warrant Shares shall be transferable in accordance with the Common Stock Purchase Agreement.

                  (B) ADDITIONAL CONDITIONS TO TRANSFER OF WARRANT. Unless there is a registration statement declared or ordered effective by the Commission under the Securities Act which includes this Warrant, this Warrant may not be transferred unless and until:

                           (i) the Company receives an Investment Representation
                  Statement, in the form attached as EXHIBIT D hereto, certifying that, among other things, this Warrant is being acquired for investment and not with a view to any sale or distribution thereof; and

                           (ii) the Company  receives a written  notice from the
                  Holder which describes the manner and circumstances of the proposed transfer accompanied by a written opinion of Holder's legal counsel, in form and substance reasonably satisfactory to the Company, stating that such transfer is exempt from the registration and prospectus delivery requirements of the Securities Act and all applicable state securities laws or with a Commission "no-action" letter stating that future transfers of such securities by the transferor or the contemplated transferee would be exempt from registration under the Securities Act or such securities may be transferred in accordance with Rule 144(k). Upon receipt of the foregoing, the Company shall, or shall instruct its transfer agent to, promptly, and without expense to the Holder issue new securities in the name of the Holder not bearing the legends required under Section 1(d)(ii). In addition, new securities shall be issued without such legend if such legends may be properly removed under the terms of Rule 144(k).

                  4. NO SHAREHOLDER RIGHTS. The Holder of this Warrant (and any transferee hereof) shall not be entitled to vote on matters submitted for the approval or consent of the shareholders of the Company or to receive dividends declared on or in respect to the shares of Common Stock or any other capital stock or other securities of the Company which may at any time be issuable upon the exercise of the rights represented hereby for any purpose, nor shall anything contained herein be construed to confer upon the Holder (or any transferee hereof) any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted for the approval or consent of the shareholders, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, merger or consolidation, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised as provided herein. No provision of this Warrant, in the absence of the actual exercise of such Warrant or any part thereof into Common Stock issuable upon such exercise, shall give rise to any liability on the part of such Holder as a shareholder of the Company, whether such liability shall be asserted by the Company or by creditors of the Company.

         5.       MISCELLANEOUS.

                  (A) GOVERNING LAW. This Warrant will be construed in accordance with, and governed in all respects by, the laws of the State of California, as applied to agreements entered into, and to be performed entirely in such state, between residents of such state.

                  (B) DISPUTE RESOLUTION.

                           (I)  NEGOTIATION.   In  the  event  of  any  dispute,
                  controversy or claim arising out of or relating to this Warrant, representatives of the parties will meet in a location chosen by the party initiating the negotiation not later than ten business days after written notice from one party to the other of such dispute and will enter into good faith negotiations aimed at resolving the dispute. If they are unable to resolve the dispute in a mutually satisfactory manner within 30 business days from the date of such notice, the matter may be submitted by either party to arbitration as provided for in Section 5(b)(ii), below.

                           (II) ARBITRATION.

                                    (a)  Any  dispute,   controversy   or  claim
                           between or among any of the parties hereto arising out of or relating to this Warrant or the breach, termination or invalidity thereof, including any dispute as to whether any dispute is subject to arbitration, which has not been resolved after good faith negotiations pursuant to subsection 5(b)(i) hereof will be settled by binding arbitration administered by the American Arbitration Association in accordance with its then current Commercial Arbitration Rules except as provided herein.

                                    (b) Any  arbitration  will be conducted in a
                           location in the metropolitan area of the party responding to the action by a three person arbitration panel. The three person arbitration panel will consist of one party arbitrator selected by the Company, one party arbitrator selected by the Holder, each of whom will be named within ten business days of the demand for arbitration, and one neutral arbitrator selected by the first two arbitrators. If the two party appointed arbitrators cannot agree on the neutral arbitrator within ten business days of the selection of the last party appointed arbitrator, the American Arbitration Association will appoint the neutral arbitrator, who will act as chairperson. In the event of a vacancy with respect to an arbitrator, the vacancy will be filled within ten business days of notice of the vacancy in the same manner and subject to the same requirements as are provided for in the original appointment to that position. If the vacancy is not filled within ten business days, the American Arbitration Association will make the appointment.

                                    It is the intent of the parties to avoid the
                           appearance of impropriety due to bias or partiality on the part of the neutral arbitrator. Accordingly, prior to his or her appointment, such neutral arbitrator will disclose to the parties and the other members of the tribunal, any financial, fiduciary, kinship or other relationship between the neutral arbitrator and any party or its counsel. Any party will have the right to challenge in writing the appointment of the neutral arbitrator on the basis of and within five days of such disclosure. In the event of a challenge, the American Arbitration Association will uphold or dismiss the challenge and its decision will be conclusive.

                                    (c) The law  applicable  to the  validity of
                           the   arbitration   clause,   the   conduct   of  the
                           arbitration, including the resort to a court for interim relief, enforcement of the award or any other question of arbitration law or procedure will be the United States' Federal Arbitration Act, 9 U.S.C. ss. 1 et seq. The parties shall be entitled to engage in reasonable discovery including requests for the production of all relevant documents and a reasonable number of depositions. The arbitration panel shall have the sole discretion to determine the reasonableness of any requested document production or deposition. It is the intent of the parties that a substantive hearing be held as soon as practicable after the appointment of the neutral arbitrator or the rejection of a challenge thereto, whichever occurs later. The presentation of evidence will be governed by the federal Rules of Evidence. A stenographic record of all witness testimony will be made.

                                    (d) Any award,  including any interim award,
                           made will be made by a majority of the arbitrators applying the substantive law of California and will
                           (i) be in writing and state the arbitration panel's findings of fact and conclusions of law, (ii) be made promptly, and in any event within 60 days after the conclusion of the arbitration hearing; and (iii) be binding against the parties involved and may be entered for enforcement in any court of competent jurisdiction.

                                    (e)  Fifty  percent  of  the  costs  of  any
                           arbitration proceeding (e.g., arbitrators, court reporter and room rental fees) will be borne by the Company with the remaining 50% to paid by the other party to the dispute. However, each party will pay its own expense, including attorneys' and other professionals' fees and disbursements.

                                    (f) The  arbitration  provision set forth in
                           this Section 5(b)(ii) will be a complete defense to any suit, action or proceeding instituted in any court with respect to any matter arbitrable under this Warrant, except that judicial intervention may be sought in accordance with Section 5(b)(iii) hereof.

                           (III)  NO  WAIVERS;   INTERIM  RELIEF.   The  parties
                  mutually acknowledge that an award of damages may be inadequate to remedy any breach hereof and that injunctive relief may be required. Therefore, (i) a party may request a court of competent jurisdiction to provide interim injunctive relief in aid of arbitration or to prevent a violation of this Warrant pending arbitration, and any such request will not be deemed a waiver or breach of the obligations to arbitrate set forth herein and (ii) the arbitrators may order equitable relief where they deem it appropriate and the parties agree that any interim relief ordered by the arbitrators may be immediately and specifically enforced by a court otherwise having jurisdiction over the parties.

                  (C) SUCCESSORS AND ASSIGNS. Subject to the restrictions on transfer described in Section 3, the rights and obligations of the Company and Holder of this Warrant shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

                  (D) WAIVER AND AMENDMENT. Any provision of this Warrant may be amended, waived or modified upon the written consent of the Company and the Holder.

                  (E) NOTICES. All notices and other communications required or permitted hereunder will be in writing and will be sent by telecopier or mailed by first-class mail, postage prepaid, or delivered either by hand or by messenger, addressed (a) if to the Holder, at the address indicated on the Company's books, or at such other address and telecopier number as Holder will have furnished to the Company in writing, or (b) if to the Company, at 4705 Laurel Canyon Blvd., Suite 203 California 91607, Attn: General Counsel, or at such other address and telecopier number as the Company will have furnished to the Holder and each such other holder in writing.

                  Each such notice or other communication will for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally or by messenger, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail addressed and mailed as aforesaid.

                  (F) SEVERABILITY. In case any provision of this Warrant will be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

                  (G) LOST WARRANT. Upon receipt from the Holder of written notice or other evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Warrant and, in the case of any such loss, theft or destruction, upon receipt of an unsecured indemnity agreement and an affidavit of lost warrant, or in the case of any such mutilation upon surrender and cancellation of the Warrant, the Company, at the Company's expense, will make and deliver a new Warrant in lieu of the lost, stolen, destroyed or mutilated Warrant carrying the same rights and obligations as the original Warrant. The Company will also pay the cost of all deliveries of the Warrant upon any exchange thereof.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the date first written above.


                                       RECOM MANAGED SYSTEMS, INC.
                                       a Delaware corporation


                                       By:
                                          ------------------------------------
                                          Marvin H. Fink
                                          President and Chief Executive Officer